EXHIBIT 99.1

Adams Golf Announces Results for First Quarter 2008

PLANO, Texas, May 13, 2008 (PRIME NEWSWIRE) -- Adams Golf (Nasdaq:ADGF) today reported net sales of $28.0 million for the first quarter ended March 31, 2008 compared to $27.8 million for the comparable period of 2007, a gain of 1% year-over-year. The Company reported net income of $0.8 million, or $0.11 per diluted share, for the first quarter ended March 31, 2008, compared to net income of $3.8 million, or $0.49 per diluted share, for the comparable period of 2007.

"We delivered mixed results in the first quarter," said Mr. Chip Brewer, CEO and President of Adams Golf. "Our revenue growth and overall financial performance were below our expectations but our organization, our brand and our market shares continued to strengthen.

"Revenues in fairway woods and drivers increased 19% and 4%, respectively for the first quarter of 2008 compared to the comparable period of 2007. These gains were driven by good acceptance of our Insight XTD line of woods and increased sell-through in our Idea hybrid product lines. Improving these positions has been a key corporate objective and we're pleased with our progress here. These gains occurred despite supply issues for both the Insight XTD hybrid-fairway wood and driver product which constrained our growth in these product categories. Sell-through for the Insight XTD product lines and our Idea hybrids continues to be positive and we appear to be achieving modest market share gains.

"Revenues in irons decreased 5% for the first quarter of 2008 compared to the comparable period of 2007. However, we were pleased with our iron sell-through performance during the quarter and we believe we strengthened our market positions in this category. Our Idea a3/a3OS line of irons ended the first quarter as the # 1 brand of irons at off course golf shops, with 7.4% share, and were tied for # 1 at combined on- and off-course golf shops, with 6.9% share, according to Golf Datatech. Idea remains the # 1 selling hybrid iron set brand in golf.

"As previously communicated, we have recently made considerable investments in our organization, marketing and tour and although we believe these investments will deliver long-term growth and shareholder value, they were expected to have a negative impact on earnings until the point we generate revenue growth sufficient to cover them. This was clearly the case in the first quarter of this year. We remain committed to our investment strategy and although we expect year-over-year costs will remain higher through 2008, we do not expect our operating cost growth in subsequent quarters of 2008 to be as high as in the first quarter. A front-loaded marketing plan and several one-time events combined to skew our first quarter operating expense growth rate. We continue to believe that our strategy of investing in our brand, the professional golf tours, and our overall organization is appropriate and will lead to long-term shareholder value," Mr. Brewer added.

Other accomplishments include

 --  Enhanced year-to-date tour exposure. Adams Golf's Champions Tour staff players (led by Tom Watson, Bernhard Langer, Scott Hoch and
     Jerry Pate) dominated the action on their tour and have combined for seven wins. Adams Golf currently holds year-to-date leads in individual hybrid counts on the PGA, Nationwide and Champions
     Tours. This is the first time the Company has led the PGA Tour count at this time in the year and won the hybrid count at this year's Masters. The Company's investments on the PGA Tour have led to increased overall brand exposure on this tour. We believe the establishment of a PGA Tour presence may be key to furthering
     Adams Golf's brand development and growth.

 --  Strengthening brand positions and market shares. Independent consumer research showed that for the second year running, Adams
     Golf is perceived as the industry technology leader in individual hybrids. We believe these results are correlated with our tour success as well as the improvement in our retail sell-through of this product line.

 --  Continued strong product pipeline. In the second quarter of this year, the Company plans to introduce the Idea Pro Gold line of hybrids and hybrid iron sets. These premium products are aimed at skilled players, and the Idea Pro Gold hybrids utilize Adams'
     Boxer Technology(tm) to improve performance for this segment. We plan to begin shipping in June of this year.

"The first quarter was clearly a challenging quarter," Mr. Brewer concluded. "We were not satisfied with our financial results and we are committed to improving on them. At the same time, we remain pleased with our progress in developing our market positions, organization and brand. Looking forward, we believe market conditions may remain challenging for the balance of 2008 but it is our perception that they are currently somewhat improved relative to the first quarter. Looking further forward, we remain firmly optimistic regarding our long-term prospects for growth and creation of shareholder value."

Adams Golf will host a conference call at 4:30 p.m. Eastern time on Wednesday, May 14th, 2008, with Chip Brewer, CEO and President, and Eric Logan, Chief Financial Officer, to review Adams' 2008 first quarter financial results. For telephone access to the conference call, dial 888-241-0558 or 647-427-3417 for international calls, and request connection to the Adams Golf conference call. The conference ID # is 47253136.

The Adams Golf logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=5031

This press release contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to statements using terminology such as "may," "will," "expect," "forward," "future," "intend," "estimate," "anticipate," "plan," "seek" or "believe," and "belief." Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the following: the ability to maintain historical growth in revenue and profitability; the ability to generate sufficient revenue to cover our investments; retail inventory levels and their effect on future orders; the ability to generate shareholder value; product development difficulties; product approval and conformity to governing body regulations; assembly difficulties; competing product introductions; patent infringement risks; uncertainty of the ability to protect intellectual property rights; market demand and acceptance of products; the impact of changing economic conditions; the success of our marketing strategy; the success of our tour strategy; our dependence on a limited number of customers; business conditions in the golf industry; reliance on third parties, including suppliers; the actions of competitors, including pricing, advertising and product development risks concerning future technology; the management of sales channels and re-distribution; investor audience, interest or valuation; and events and other factors detailed under "Risk Factors" in our Securities and Exchange Commission filings. These filings can be obtained by visiting the corporate governance section of our website at www.adamsgolf.com or by contacting Adams Golf Investor Relations at InvestorInfo@adamsgolf.com.

Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Adams Golf undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

                   ADAMS GOLF, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share amounts)

                                ASSETS

                                                 March 31,    Dec. 31,
                                                   2008         2007
                                                   ----         ----
                                               (unaudited)

 Current assets:
  Cash and cash equivalents                     $   1,450   $   11,265
  Trade receivables, net of allowance
   for doubtful accounts of $748
   (unaudited) and $512 in 2008 and
   2007, respectively                              30,470       18,009
  Inventories, net                                 30,357       28,745
  Prepaid expenses                                    880          743
  Other current assets                              1,407        1,432
                                                ---------    ---------
     Total current assets                          64,564       60,194

 Property and equipment, net                        1,281        1,046
 Deferred tax asset - non current                   8,877        8,877
 Other assets, net                                    898        1,069
                                                ---------    ---------
                                                $  75,620    $  71,186
                                                ---------    ---------

                 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
  Accounts payable                             $   10,909    $   9,205
  Accrued expenses                                  7,230        8,682
  Current debt                                      3,016           --
  Other current liabilities                            11           --
                                                ---------    ---------
     Total current liabilities                     21,166       17,887
                                                ---------    ---------
 Other liabilities                                     17           --
                                                ---------    ---------
     Total liabilities                             21,183       17,887

 Stockholders' equity:
  Preferred stock, $0.01 par value;
   authorized 1,250,000 shares; none
   issued                                              --           --
  Common stock, $.001 par value;
   authorized 12,500,000 shares;
   6,697,687 and 6,547,847 shares
   issued and 6,371,564 and 6,221,724
   shares outstanding at March 31,
   2008 (unaudited) and December 31,
   2007, respectively                                   7            7
  Additional paid-in capital                       91,944       91,737
  Accumulated other comprehensive
   income                                           2,688        2,555
  Accumulated deficit                             (35,948)     (36,746)
  Treasury stock, 326,123 common
   shares at March 31, 2008 and at
   December 31, 2007, at cost                      (4,254)      (4,254)
                                                ---------    ---------
     Total stockholders' equity                    54,437       53,299
                                                ---------    ---------

                                                $  75,620    $  71,186
                                                ---------    ---------

                   ADAMS GOLF, INC. AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)
                              (unaudited)

                                                  Three Months Ended
                                                       March 31,
                                                ----------------------

                                                  2008          2007
                                                  ----          ----

 Net sales                                      $  28,001    $  27,808
 Cost of goods sold                                15,890       15,613
                                                ---------    ---------
     Gross profit                                  12,111       12,195

 Operating expenses:
    Research and development expenses               1,086          810
    Selling and marketing expenses                  7,655        5,706
    General and administrative expenses             2,550        1,915
                                                ---------    ---------
        Total operating expenses                   11,291        8,431
                                                ---------    ---------
        Operating income                              820        3,764
                                                ---------    ---------

 Other income (expense):
    Interest income (expense), net                     34           24
    Other income (expense), net                       (50)          13
                                                ---------    ---------

     Income before income taxes                       804        3,801
 Income tax expense                                     6           47
                                                ---------    ---------
     Net income                                 $     798    $   3,754
                                                ---------    ---------

 Net income per common share - basic            $    0.13    $    0.63
                                                ---------    ---------
                             - diluted          $    0.11    $    0.49
                                                ---------    ---------

CONTACT:  Adams Golf
          Patty Walsh, Director, Investor Relations
          (972) 673-9000
          InvestorInfo@adamsgolf.com